Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	D8 Sponsor LLC

Address of Joint Filer:	Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	Director by deputization

Issuer Name and Ticker or Trading Symbol:	Vicarious Surgical Inc. [RBOT]

Date of Event Requiring Statement:
(Month/Day/Year):	09/17/2021

Name of Joint Filer:	Chu David

Address of Joint Filer:	Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Vicarious Surgical Inc. [RBOT]

Date of Event Requiring Statement:
(Month/Day/Year):	09/17/2021

Name of Joint Filer:	Tang Donald F

Address of Joint Filer:	Unit 1008, 10/F Champion Tower, 3 Garden Road
Central, Hong Kong 00000

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Vicarious Surgical Inc. [RBOT]

Date of Event Requiring Statement:
(Month/Day/Year):	09/17/2021